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                                                                 EXHIBIT a(2)(e)

                                 AMENDMENT NO. 4
                                       TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                          SHORT-TERM INVESTMENTS TRUST


         THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST OF SHORT-TERM INVESTMENTS TRUST (the "Amendment") is entered into this 16th day of February, 2001, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack Fields, Carl Frischling, Robert
H. Graham, Prema Mathai-Davis, Lewis F. Pennock, and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Amended and Restated Agreement and Declaration of Trust of Short-Term Investments Trust, a Delaware business trust (the "Trust"), entered into as of November 5, 1998 (the "Agreement").

         WHEREAS, the Trustees of the Trust desire to amend Schedule A to the Agreement in order to add a new class to each portfolio; and

         WHEREAS, Board of Trustees resolved to amend the Agreement as hereinafter set forth at a meeting of the Board held on February 16, 2001.

         NOW, THEREFORE, the Agreement is hereby amended as set forth below:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:



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                                   "SCHEDULE A

                          SHORT-TERM INVESTMENTS TRUST
                         PORTFOLIOS AND CLASSES THEREOF

                          Government & Agency Portfolio
                              Cash Management Class
                               Institutional Class
                            Personal Investment Class
                            Private Investment Class
                                  Reserve Class
                                 Resource Class
                                   Sweep Class

                        Government TaxAdvantage Portfolio
                              Cash Management Class
                               Institutional Class
                            Personal Investment Class
                            Private Investment Class
                                  Reserve Class
                                 Resource Class
                                   Sweep Class

                               Treasury Portfolio
                              Cash Management Class
                               Institutional Class
                            Personal Investment Class
                            Private Investment Class
                                  Reserve Class
                                 Resource Class
                                   Sweep Class


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.



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         I, Robert H. Graham, hereby certify that I am the duly authorized
President of the Trust and that this Fourth Amendment to Amended and Restated Agreement and Declaration of Trust of Short-Term Investments Trust was duly approved by a vote of the Trustees of the Trust held on February 16, 2001.


Dated: February 16, 2001


ATTEST:


 /s/ LISA A. MOSS                           By: /s/ ROBERT H. GRAHAM
------------------------------------           ------------------------------
Assistant Secretary                            President


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